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                                                                    EXHIBIT 4.2

                         AMENDMENT TO RIGHTS AGREEMENT


         THIS AMENDMENT TO RIGHTS AGREEMENT ("Amendment"), dated as of May 27, 2004, is between ORTHODONTIC CENTERS OF AMERICA, INC., a Delaware corporation ("OCA"), and EQUISERVE TRUST COMPANY, N.A., as Rights Agent (the "Rights Agreement").

                                   RECITALS:

         WHEREAS, OCA and the Rights Agent are parties to a Rights Agreement, dated as of March 3, 2004 ("Rights Agreement");

         WHEREAS, Section 29 of the Rights Agreement (i) permits OCA to amend the Rights Agreement to add, delete, modify or otherwise amend any provision, which OCA may deem necessary or desirable, and, (ii) upon the delivery of a certificate from an appropriate officer of OCA, which states that the proposed amendment is in compliance with the terms of Section 29 of the Rights Agreement and, provided such amendment does not change or increase the Rights Agent's rights, duties, liabilities or obligations thereunder, requires the Rights Agent to execute such amendment;

         WHEREAS, the Board of Directors of OCA in resolutions duly adopted on April 30, 2004 has determined that an amendment to the Rights Agreement as set forth herein is desirable and is consistent with the objectives of the Board of Directors in connection with the adoption of the Rights Agreement; and

         WHEREAS, the execution and delivery to the Rights Agent of this Amendment by an appropriate officer of OCA constitutes the delivery of a certificate by an appropriate officer of OCA that this Amendment complies with the terms of Section 29 of the Rights Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                                   AGREEMENT:

         1. AMENDMENT TO DEFINITION. Section 1(a) of the Rights Agreement is hereby amended by adding the following as subparagraph (iii) thereof:

                           (iii) no Person which had reported being the
                  Beneficial Owner of more than fifteen percent (15%) but less than twenty percent (20%) of the Voting Shares on a Schedule 13G or an amendment to Schedule 13G filed with the Securities and Exchange Commission under the Exchange Act during 2004 and prior to the effectiveness of this Agreement on March 3, 2004, shall be deemed to be an "Acquiring Person" for purposes of this Agreement, unless and until such time as such Person, together with its Affiliates and Associates, directly or




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                  indirectly, becomes the Beneficial Owner of twenty-five
                  percent (25%) or more of the Voting Shares then outstanding or the Board of Director otherwise determines by resolution duly adopted that such Person shall no longer hereby be exempted from the definition of "Acquiring Person"; provided that this subparagraph (iii) shall not apply to any transferee, acquiror or assignee of any voting shares of which such Person or its Affiliates or Associates is the Beneficial Owner.

         2. NO OTHER CHANGES. Except as set forth in this Amendment, the Rights Agreement shall remain in full force and effect as the same was in effect immediately prior to the date of this Amendment.

         3. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         4. COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         5. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         6. CERTIFICATION. The undersigned officer of OCA certifies by execution hereof that this Amendment is in compliance with the terms of Section 29 of the Rights Agreement.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.


                                ORTHODONTIC CENTERS OF AMERICA, INC.


                                By: /s/ Bartholomew F. Palmisano, Sr.
                                   ---------------------------------------------
                                   Bartholomew F. Palmisano, Sr.
                                   Chairman of the Board, President and
                                   Chief Executive Officer




                                EQUISERVE TRUST COMPANY, N.A.


                                By: /s/ Thomas F. Tighe
                                   ---------------------------------------------
                                   Thomas F. Tighe
                                   Managing Director




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